EXHIBIT 10.1

SECOND AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Second Amendment”) dated as of September 30, 2009 is made and entered into by and between Mercury Computer Systems, Inc., a Massachusetts corporation (the “Company”), and Mark Aslett (the “Executive”).

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of November 19, 2007, as amended (the “Employment Agreement”); and

WHEREAS, the parties hereto desire to amend the Employment Agreement to conform certain provisions of the Employment Agreement to those of the Company’s bonus plans; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Executive agree as follows:

1.	Section 3(b)(i) of the Employment Agreement is amended by deleting said section and substituting therefor the following:

“Annual Bonus. The Executive shall be eligible to participate in the Company’s Annual Executive Bonus Plan—Corporate Financial Performance (the “Corporate Bonus Plan”) and Annual Executive Bonus Plan—Individual Performance (the “Individual Bonus Plan”) or any successor plans (the Corporate Bonus Plan, the Individual Bonus Plan, and any such successor plans being collectively referred to herein as the “Bonus Plans”) in an amount determined by the Board in accordance with the terms of the Bonus Plans. Except as otherwise set forth in the Bonus Plans, the Executive’s bonuses under the Bonus Plans shall be paid in the first fiscal quarter of the fiscal year following the fiscal year in which such bonuses were earned. Awards under the Bonus Plans shall be prorated for partial years of employment.”

2.	Section 3(b)(ii) of the Employment Agreement is amended by deleting said section in its entirety.

3.	Section 5(b)(i) of the Employment Agreement is amended by deleting said section and substituting therefor the following:

“(i) the Company shall pay the Executive an amount equal to the sum of (x) the Executive’s Base Salary and (y) the Executive’s Target Bonus Amount (the “Severance Amount”). The Severance Amount shall be paid out on a salary continuation basis in equal installments over a 12-month period beginning with the first payroll date that occurs 30 days after the Date of Termination. Solely for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), each installment payment is considered a separate payment. Notwithstanding the foregoing, if the Executive breaches any of the provisions contained in the Non-Competition Agreement or Section 6 of this Agreement, all payments of the Severance Amount shall immediately cease. For purposes of this Section 5(b)(i), “Target Bonus Amount” shall mean the aggregate amount of the target annual bonuses set forth in writing and available to the Executive under the Bonus Plans. For the avoidance of doubt, the parties acknowledge and agree that (1) the Target Bonus Amount does not include any “over-achievement” awards under the Bonus Plans, and (2) the Bonus Plans, and not this Agreement, shall govern the payment of any amounts previously earned under the Bonus Plans that are payable on a delayed, multi-year basis following the performance periods during which such amounts were earned; and”

4.	All other provisions of the Employment Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.

5.	The validity, interpretation, construction, and performance of this Second Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

6.	This Second Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned officer, on behalf of Mercury Computer Systems, Inc., and the Executive have hereunto set their hands as an agreement under seal, all as of the date first above written.

MERCURY COMPUTER SYSTEMS, INC.

By:	/s/ ROBERT E. HULT
Name: Robert E. Hult
Title: Senior Vice President, Chief Financial Officer, and Treasurer

EXECUTIVE

/s/ MARK ASLETT
Mark Aslett